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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan, Employee Stock Purchase Plan, and 1997 Non-Employee Directors' Stock Option Plan of RiboGene, Inc. of our report dated January 23, 1998 (except Note 9, as to which the date is May 19, 1998), with respect to the financial statements of RiboGene, Inc. for the year ended December 31, 1997 included in the Registration Statement on Form S-1 (No. 333-38781) and related Prospectus dated May 28, 1998.


                                       Ernst & Young LLP


Palo Alto, California
September 18, 1998